                                                                 EXHIBIT 10.4(a)




[SCHULER -- TRANCHE 1]



                         VENTANA MEDICAL SYSTEMS, INC.

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made this 19th day of April, 1996 between Ventana Medical Systems, Inc., a Delaware corporation (the "Company"), and Jack W. Schuler (the "Purchaser").

         WHEREAS the Purchaser is a director of and consultant to the Company and the Purchaser's continued participation is considered by the Company to be important for the Company's continued growth; and

         WHEREAS in accordance with resolutions of the Company's board of directors adopted January 12, 1996 and pursuant to a letter agreement dated February 26, 1996 among the Company and Crabtree Partners, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase 262,500 shares of Common Stock according to the terms and conditions contained in the 1988 Incentive Stock Option Plan (the "Plan") and herein.

         THEREFORE, the parties agree as follows:

         1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of 262,500 shares of the Company's Common Stock (the "Shares"), at the price of $0.60 per share for an aggregate purchase price of $157,500.00.

         2. Payment of Purchase Price. The purchase price for the Shares shall be paid by delivery to the Company at the time of execution of this Agreement of (i) a cash payment in the amount of $15,750.00 and (ii) a a duly executed full recourse promissory note (the "Note") in the form attached hereto as Exhibit A in the amount of $141,750.00 for the purchase of the Shares.

                 (a) With respect to the Note, the parties agree to the following:

                      (i) The Purchaser shall deliver to the Secretary of the Company as escrow holder (the "Escrow Holder") all certificates representing the Shares and an executed blank stock assignment for use in transferring all or a portion of said Shares to the Company if, as and when required under this Section 2(b) or under any other provision of this Agreement including Section 4.

                      (ii) As security for the payment of the Note and any renewal, extension or modification thereof, the Purchaser hereby grants to the Company a security interest in and pledges with and delivers to the Company the certificate or certificates representing the Shares.

                    (iii) In the event of any foreclosure of the security interest, the Company may sell the Shares at a private sale or may itself repurchase any or all of the Shares. The parties acknowledge that, prior to the establishment of a public market for the Shares of the Company, the securities laws applicable to the sale of the Shares make a public sale of the Shares commercially unreasonable. The parties agree that the repurchasing of said Shares by the Company, or by any person to whom the Company may have assigned its rights hereunder, is commercially reasonable if made at a price per Share determined in accordance with the following provisions: The price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present results of operations and future prospects of the Company. The Company shall notify the Purchaser or the Purchaser's executor or administrator of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of the Shares. If the Purchaser or the Purchaser's executor or administrator disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected by the Board of Directors of the Company, with the cost of such determination to be divided equally between the Company and the Purchaser. The Board of Directors shall select such analyst within thirty (30) days after receipt of notice that the Purchaser is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) day period, the decision of the Board of Directors as to the purchase price shall be final.

                      (iv) In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the Delaware Uniform Commercial Code, including the right to sell the Shares at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

                                  (1)      To pay all reasonable expenses of
                                           the Company in enforcing this
                                           Agreement, including without
                                           limitation reasonable attorneys'
                                           fees and legal expenses incurred by
                                           the Company.

                                  (2)      In satisfaction of the remaining
                                           indebtedness under the Note.

                                  (3)      To the Purchaser, any remaining
                                           proceeds.

                      (v) Upon full payment by the Purchaser of all amounts due on Purchaser's Note, the Escrow Holder shall deliver to the Purchaser the certificate or certificates representing the Shares in the Escrow Holder's possession belonging to the Purchaser, the blank stock assignment, and the executed original of the Note marked "cancelled" by the Company, and the Escrow Holder shall be discharged of all further obligations hereunder; provided, however, that the Escrow Holder shall nevertheless retain said certificate or certificates and stock assignment as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

         3. Issuance of Shares. Upon receipt by the Company of the purchase price, the Company shall issue a duly executed certificate evidencing the Shares in the name of the Purchaser to be held in escrow until expiration of the Company's repurchase option as described in this Agreement.

         4.      Repurchase Option.

                 (a) In connection with this Agreement (including, in particular, this Section 4 hereof), the following definitions shall apply:

                 "Liquidity Milestone Event" shall mean (i) a merger, consolidation or reorganization involving the Company or the sale of all or substantially all of the Company's assets in which (a) the shareholders of the Company immediately prior to such transaction own immediately after such transaction less than 50% of the outstanding voting securities of the surviving entity in such transaction (or its corporate parent) and (b) the holders of the Company's outstanding shares of Series C and Series D Preferred Stock receive consideration of at least $4.00 per share (based on the Company's capital structure as of February 26, 1996 and subject to proportionate adjustment for future stock splits, dividends or combinations), (ii) the completion by the Company of a firm commitment underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") at a price to public of at least $4.00 per share (based on the Company's capital structure as of February 26, 1996 and subject to proportionate adjustment for future stock splits, dividends or combinations) or (iii) the last-reported sale price or closing market price of the Company's Common Stock on the principal securities exchange or market in which the Company's Common Stock is traded or listed being at least $4.00 per share (based on the Company's capital structure as of February 26, 1996 and subject to proportionate adjustment for future stock splits, dividends or combinations) for a period of 20 consecutive trading days.

                 "Vesting Determination Date" shall mean February 26, 2002.


                 (b) At any time from and after the date of this Agreement until the release of the Shares from the Company's repurchase option (which release shall be as set forth in Section 5), the Company will have an irrevocable, exclusive option to repurchase all or any portion of the Shares which have not been released from the repurchase option described in this
Section 4 at the original purchase price per share ($0.60). Said repurchase option shall be exercised by the Company by written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) and, at the Company's option, (i) by delivery to the Purchaser or the Purchaser's executor or administrator with such notice of a check in the amount of the repurchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness to the Company equal to the repurchase price for the Shares being repurchased, or (iii) by a combination of
(i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and the payment of the repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

                 In addition, the decision to exercise the foregoing repurchase right shall require the approval, at a duly-noticed and held meeting of the Company's board of directors, of a majority of the directors of the Company in office at the time of such exercise (such majority shall be determined including the Purchaser (if the Purchaser is at the time of such exercise a director of the Company)) and the board of directors shall, concurrent with delivery of the items referred to in paragraph (b) above, deliver to the Purchaser a written statement setting forth the basis for the decision of the Company's board of directors to exercise such repurchase right. If requested by the Purchaser, the Company's board of directors will meet with the Purchaser to review such written statement and the basis for the determination to repurchase Shares set forth therein.

                 (c) In the event that the Company at any time has an option to repurchase shares of the Purchaser's Common Stock pursuant to this Agreement and such repurchase would cause the Company to cease to qualify as a Qualified Small Business (as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended), the Purchaser will extend the time period during which the Company must complete such repurchase by a period of time which will enable the Company to complete such repurchase without ceasing to qualify as a Qualified Small Business.

                 (d) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's repurchase rights under this Agreement and purchase all or a part of such Shares.

         5.      Release of Shares From Repurchase Option.

                 (a) All of the Shares shall be released from the Company's repurchase option described in Section 4 above on the first to occur of (i) a Liquidity Milestone Event or (ii) the Vesting Determination Date.

                 (b) Certificate(s) representing the Shares which have been released from the Company's repurchase option described in Section 4 shall be delivered to the Purchaser at the Purchaser's request (see Section 7).

         6.      Restriction on Transfer.  Except for the escrow described in
Section 7 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's repurchase option in accordance with the provisions of this Agreement.

         7.      Escrow of Shares.

                 (a) The Shares issued under this Agreement shall be held by the Secretary of the Company as escrow holder ("Escrow Holder"), along with a stock assignment executed by the

Purchaser in blank, until the expiration of the Company's option to repurchase such Shares as set forth above and full payment of the Note.

                 (b) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

                 (c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

                 (d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Purchaser's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Purchaser.

                 (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's repurchase option.

         8.      Investment Representations; Restriction on Transfer.

                 (a) In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

                          (i)     The Purchaser is aware of the Company's
business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. The Purchaser is purchasing these securities for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                          (ii)    The Purchaser understands that the securities
have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if the Purchaser's representations meant that the Purchaser's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                          (iii)   The Purchaser further acknowledges and
understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. The Purchaser understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                          (iv)    The Purchaser is familiar with the provisions
of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 144 requires among other things: (i) the availability of certain public information about the Company: (ii) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. The Purchaser further acknowledges that the Rule 144 holding period for the Shares will not begin to run until Purchaser either repays the Note or collateralizes the Note with collateral other than the Shares.

                 The Purchaser further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

                 (b) The Purchaser agrees, in connection with the Company's initial public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty
(180) days from the effective date of such registration and

(ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

         9. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

                                  (a)      THE SHARES REPRESENTED BY THIS
                 CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                  (b)      THE SHARES REPRESENTED BY THIS
                 CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         10. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

         11.     General Provisions.

                 (a) This Agreement shall be governed by the internal laws of the State of Delaware. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser, may only be modified or amended in writing signed by both parties and satisfies all of the Company's obligations to the Purchaser with regard to the issuance or sale of securities.

                 (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                 Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party not sending the notice.





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
                 (c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

                 (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                 (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                 (f) The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own federal, state, local or foreign tax liability and any of the Purchaser's other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Purchaser shall rely solely on the determinations of the Purchaser's tax advisors or the Purchaser's own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The Purchaser shall notify the Company in writing if the Purchaser files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days from the date of the sale of the Shares hereunder. The Company intends, in the event it does not receive from the Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to the Purchaser in the absence of such an election.

                 (g) Purchaser acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, represents that Purchaser is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. The Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. The Purchaser further agrees to notify the Company upon any change in the residence address indicated below.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


VENTANA MEDICAL SYSTEMS, INC.                                       PURCHASER:
                                                                    /s/ JACK W. SCHULER
                                                                    ________________________________
                                                                    Jack W. Schuler

By: /s/ R. MICHAEL RODGERS
    ___________________________


Title: Vice President and CFO
       _________________________


                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED I, Jack W. Schuler, hereby sell, assign and transfer to _______________________________________________________________
________________________________________________________________ (________)
shares of the Common Stock of VENTANA MEDICAL SYSTEMS, INC. (the "Company") standing in my name on the books of the Company represented by Certificate No. __________ and do hereby irrevocably constitute and appoint Wilson, Sonsini, Goodrich & Rosati, attorney, to transfer said stock on the books of the Company with full power of substitution in the premises.

         This Assignment Separate from Certificate may only be used in accordance with the Stock Purchase Agreement dated ___________, 1996.

         Dated:____________, 19__.


                                        Signature:
                                                  ___________________________
                                                  Jack W. Schuler

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

         The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:


1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

         NAME    :        TAXPAYER: Jack W. Schuler                 SPOUSE:

         ADDRESS :


         IDENTIFICATION NO.         :     TAXPAYER:                SPOUSE:

         TAXABLE YEAR               :     1996

2. The property with respect to which the election is made is described as follows:

         262,500 shares of Common Stock (the "Shares"), with par value $0.001 per share, of VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company").

3.       The date on which the property was transferred is:
         ____________________.

4.       The property is subject to the following restrictions:

         The Company has the right to repurchase a portion of the Shares upon the happening of certain events. This right of repurchase lapses with regard to a portion of the Shares over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $157,500.00.

6.       The amount (if any) paid for such property:  $157,500.00.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

                                                ________________________________
Dated:  _________________________                           Jack W. Schuler

The undersigned spouse of taxpayer joins in this election.

Dated:  _________________________
                                               ________________________________
                                                      Spouse of Taxpayer

                                   EXHIBIT A


                                PROMISSORY NOTE


$141,750.00                                                ________, 1996


         For value received, the undersigned promises to pay to Ventana Medical Systems, Inc., a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $141,750.00 with interest thereon at the rate of 6.0% per annum compounded annually on the unpaid balance of the principal sum. Said principal and interest shall be due on February 26, 1998.

         Principal payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THE NOTE AT ANY TIME.

         Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

         This Note is secured by a pledge of certain shares of Common Stock of the Company, pursuant to the provisions of the Stock Purchase Agreement between the Company and the undersigned executed contemporaneously with this Note.

         The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the Shares or other collateral securing this Note in the event of default.



                                                ________________________________
                                                            Jack W. Schuler